Exhibit 10 (e)

SI TECHNOLOGIES, INC.

CHANGE IN CONTROL AGREEMENT

THIS AGREEMENT is made by and between SI Technologies, Inc., a Delaware corporation (the “Company”), and Marvin Moist (the “Employee”), as of September 10, 2004 (the “Effective Date”), with reference to the following facts:

The Company may engage from time to time in discussions concerning transactions which could result in a change in control of the Company through a merger, sale of stock or assets, or otherwise.

These discussions and the attendant uncertainties caused by such discussions may have an unsettling effect on key management employees.

It is in the best interests of the Company that such key management employees, including Employee, do not terminate employment as a result of such uncertainties but continue to be employed by the Company and, if a transaction is approved by the Board, assist in completing a transaction.

The Board believes that these key management employees are more likely to remain with the Company notwithstanding these uncertainties if the Company agrees to provide to them severance compensation if their employment terminates following a Change in Control.

The Board has also determined that it would be in the best interests of the Company to preclude key employees from competing with the Company should their employment terminate after a Change in Control.

As further consideration for the agreement to provide severance compensation, this Agreement also includes certain restrictive covenants by which the Employee agrees to refrain for a certain time from competition with the Company, from disclosure of confidential information the Employee possesses concerning the Company, and from any interference with relationships between the Company and other employees and persons and organizations doing business with the Company.

Such restrictive covenants and the availability to the Company of the services of the Employee after the date hereof are important considerations in the Company’s decision to provide the severance benefits under this Agreement, and the Company is unwilling to provide the benefits set forth below to Employee unless Employee executes and delivers this Agreement to the Company.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained and in further consideration of services performed and to be performed by the Employee for the Company, the parties hereto agree as follows:

1.	Definitions

For purposes of this Agreement (including the Recitals), the following terms shall have the meanings set forth below:

“Applicable Period” shall equal six months.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean:

the willful and continued failure by the Employee to substantially perform his material duties (other than any such failure resulting from the Employee’s incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination by the Employee for Good Reason); or the willful engaging by the Employee in misconduct which is materially injurious to the Company, monetarily or otherwise; or the material breach by Employee of his obligations under this Agreement.

No act, or failure to act, on the Employee’s part shall be considered “willful” unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

“Change in Control” of the Company shall occur if:

any person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than an Excluded Person, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated pursuant to the Exchange Act), directly or indirectly, of 35% or more of combined voting power of the Company’s then outstanding securities; the occurrence within any 12-month period during the term of this Agreement of a change in the Board with the result that the Incumbent Members do not constitute a majority of the Board; the occurrence of any merger, consolidation, reorganization involving the Company, other than, in the case of any of the foregoing, a transaction in which the shareholders of the Company immediately prior to the transaction hold immediately thereafter, in substantially the same proportion as immediately prior to the transaction, more than 50% of the combined voting power of the then outstanding securities of the resulting entity; or the occurrence of the sale or other disposition of all or substantially all of the Company’s assets (including a plan of liquidation).

“Disability” shall mean the Employee’s inability to substantially perform his material duties on a full-time basis for 12 consecutive months due to physical or mental illness, if within 30 days after notice of termination is thereafter given by the Company the Employee shall not have returned to the full-time performance of the Employee’s duties; provided, however, that if Employee shall not agree with a determination to terminate him because of Disability, the question of Employee’s ability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Employee or, in the event of the Employee’s incapacity to designate a doctor, the Employee’s legal representative. In the absence of agreement between the Company and the Employee, each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make the determination as to Disability.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any successor provision).

“Excluded Person” shall mean: (i) Ralph Crump, Scott Crump, members of their immediate families, and/or any entity of which the foregoing own beneficially 35% or more of the combined voting power of such entity’s outstanding voting securities; (ii) any person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) who at the date of this Agreement is the beneficial owner of 35% or more of the combined voting power of the Company’s outstanding securities at this date; (iii) any Company employee benefit plan; (iv) any entity the shares of which are held by the

Company’s shareholders in substantially the same proportion as they held the Company’s stock; and (v) any testamentary trust or estate.

“Good Reason” shall mean termination for one or more of the following reasons:

a demeaning or a material adverse involuntary change in Employee’s duties, status, title or position as an employee or officer of the Company, such as the removal of the Employee as an officer, manager, etc., which position the Employee held at the time of the Change in Control. For purposes of this section, the fact that the Company is a subsidiary of an acquirer or a division of an acquirer shall not in and of itself be considered a material change to the Employee’s duties, status, title or position and any change in titles to make such title consistent with those of an acquirer shall not in and of itself be considered a material change to the Employee’s duties, status, titles or position; or a reduction by the Company in the Employee’s base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement; or a transfer of the Employee’s place of work to a location which is more than 50 miles from the Employee’s place of work at the time of the Change in Control; or any failure by the Company to provide the Employee with the number of paid personal leave days or vacation or sick days to which the Employee is entitled at the time of a Change in Control; or any material breach by the Company of any provision of this Agreement; or any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

“Incumbent Members” shall mean, in respect of any 12-month period, the members of the Board on the date immediately preceding the commencement of such 12-month period, provided that any person becoming a Director during such 12-month period whose election or nomination for election was approved by a majority of the Directors who, on the date of such election or nomination for election, comprised the Incumbent Members, shall be considered one of the Incumbent Members in respect of such 12-month period.

“IRC” shall mean the Internal Revenue Code of 1986, as amended (or any successor provision) and any Treasury Regulations issued thereunder.

“Person” shall mean any individual, firm, partnership, association, corporation, limited liability company, trust or other business organization, entity or enterprise.

“Severance Benefits” shall mean (i) salary continuation payments at the times at which the Company shall have paid salary to its employees immediately prior to the Change in Control for the Applicable Period at a salary rate equal to the salary of Employee either at the Termination Date or the date of Change in Control, whichever is greater; and (ii) the provision to Employee and his family during the Applicable Period (or such greater period of time as may be required by law) of all employee welfare benefit plans and perquisite programs in which the Employee was entitled to participate immediately prior to the Termination Date, provided that the Employee’s continued participation is possible under the general terms and provisions of such plans and programs; if such participation in any such plan or program is barred, the Company shall, at its sole cost and expense, arrange to provide, at the Company’s cost, the Employee with benefits substantially similar to those which the Employee would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred; the Company’s obligations hereunder shall be offset by any benefits the Employee receives from a new employer.

“Termination Date” shall mean the date of termination of the Employee’s employment with the Company.

Term

This Agreement shall commence on the Effective Date and shall continue in effect until the earlier to occur of:

mutual consent of the Company and the Employee; and not less than 12 months’ prior written notice from the Company to Employee, provided, however, that if a Change in Control occurs during the term of this Agreement, the termination of this Agreement shall not terminate any rights of Employee which shall have vested prior to termination.

Severance Compensation upon a Change in Control and Termination of Employment

If (a) a Change in Control shall occur while the Employee is an employee of the Company, and (b) concurrently with or within one year following the Change in Control either (i) the Company shall terminate the Employee’s employment other than for death, Disability, or Cause (it being understood that a purported termination for Disability or for Cause which is finally determined not to have been proper shall not be a termination for Disability or for Cause), or (ii) the Employee shall terminate his employment for Good Reason, the Company shall provide the Employee with the Severance Benefits commencing on the Termination Date.

If (a) the Company terminates the Employee’s employment other than for death, Disability, or Cause, or Employee terminates his employment for Good Reason, during the period beginning three months before and ending one year after the earlier of (i) public notice of a transaction that, if consummated, would constitute a Change in Control, (ii) a letter of intent regarding a transaction that, if consummated, would constitute a Change in Control, or (iii) a definitive agreement regarding a transaction that, if consummated, would be a Change in Control, and (b) a Change in Control occurs during such one-year period, the Company shall provide the Employee with the Severance Benefits commencing with the Change in Control.

Vesting of Stock Options on a Change in Control

Upon the occurrence of a Change in Control, the Company shall vest and make immediately exercisable all stock options granted by the Company to the Employee for the acquisition of the Company’s stock.

Limitation on Benefits

Notwithstanding any provision of this Agreement to the contrary, if it shall be determined that any benefit, payment or distribution by the Company to or for the benefit of the Employee (whether payable or distributable pursuant to the terms of this Agreement or otherwise) (a “Payment”) would, if paid, be subject to the excise tax imposed by Section 4999 of the IRC (the “Excise Tax”), the Payment shall be reduced to the extent necessary to eliminate such Excise Tax, provided, however, that such reduction shall not apply to the extent that the Payment to the Employee of any taxes, including, but not limited to, the excise tax under Section 4999, are, after applying the foregoing reduction, greater than the amount of the Payments net of tax if the foregoing reduction is not applied. The Employee may, to the extent permitted by law, elect which Payment(s) will be reduced.

Mitigation: No Effect on Other Contractual Rights; Cure Period

The Employee shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under Section 3 of this Agreement be reduced by any compensation earned by the Employee as the result of employment by another Person after the Termination Date, or otherwise.

If the Employee is engaged by the Company or an affiliate as a consultant on or after the Termination Date and during the Applicable Period, the amount payable under Section 3 of this Agreement shall be reduced by the amount paid to the Employee as a consultant for services to the Company or an affiliate during the Applicable Period.

Except as expressly provided herein, the provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Employee’s existing rights, or rights which would accrue solely as a result of the passage of time, under any benefit plan, employment agreement or other contract, plan or arrangement.

The Company’s termination of the Employee’s employment shall not be deemed for Cause for purposes of this Agreement unless the Company shall have first given the Employee written notice of the reasons the Company believes it may terminate the Employee’s employment for Cause and the Employee fails to cure the reasons for such termination for Cause within the 30-day period following such written notice. During any 30-day notice period, the Employee may appeal any proposed termination for Cause to the employee of the Company to whom the Employee’s immediate supervisor or manager reports. If the Employee’s immediate supervisor is the Chief Executive Officer of the Company, the Employee may appeal to the Board.

The Employee’s termination of his employment shall not be deemed for Good Reason for purposes of this Agreement unless the Employee shall have first given the Company written notice of the reasons the Employee believes the Employee may terminate the Employee’s employment for Good Reason and the Company fails to cure the reasons for such termination for Good Reason within the 30-day period following such written notice to the Company.

Assumption by Successor to the Company

The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 7 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this

Agreement the Employee is employed by any corporation a majority of the voting securities of which is then owned by the Company, “Company” as used in this Agreement shall in addition include such corporation. In such event, the Company agrees that it shall pay or shall cause such other company to pay any amounts owed to the Employee pursuant to Section 3 hereof.

This Agreement shall inure to the benefit of and be enforceable by the Employee’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts are still payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee’s devisee, legatee or other designee or, if there be no such designee, to the Employee’s estate.

Company’s Right to Terminate Employment

Notwithstanding anything contained in this Agreement to the contrary, except to the extent that the Employee has a written employment agreement with the Company which provides to the contrary, the Company may terminate the Employee’s employment at any time, for any reason or no reason, and no provision contained herein shall affect the Company’s ability to terminate the Employee’s employment at any time, with or without Cause. Except as otherwise expressly provided herein, nothing herein shall in any way require the Company to provide any of the benefits specified in this Agreement prior to a Change in Control, nor shall this Agreement be construed in any way to establish any policies or other benefits for the Employee or any other employee of the Company whose employment with the Company is terminated prior to a Change in Control.

Documents; Confidentially; Non-Compete Covenants

Definition. For purposes of this Section 9 the term “Company” shall include SI Technologies, Inc. and its subsidiaries.

Documents. Employee shall not (except in the performance of his duties for the Company) at any time or in any manner, make or cause to be made any copies, pictures, duplicates, facsimiles or other reproductions or recordings or any abstracts or summaries of any reports, studies, memoranda, correspondence, manuals, records, plans or other written, printed or otherwise recorded materials of any kind whatever belonging to or in the possession of the Company or of any affiliate of the Company or any customer or client of the Company. Employee shall have no right, title or interest in any such material, and Employee agrees that (except in the performance of his duties for the Company) he will not, without the prior written consent of the Company, remove any material from the premises of the Company or any affiliate of the Company and that he will surrender all such material to the Company immediately upon the termination of his employment or at any time prior thereto upon the request of the Company.

Proprietary Information, Confidentiality. Without the prior written consent of the Company (which may be withheld with or without reason), Employee shall not at any time (after the date hereof, whether during or after his employment with the Company), directly or indirectly, use for his own benefit or purposes or for the benefit or purposes of any other Person or disclose (except in the performance of his duties for the Company) in any manner to any Person any trade secrets, information, data, know-how or knowledge (including, but not limited to, that relating to costs, products, equipment, merchandising and marketing methods, suppliers, customers, personnel training programs, business expansion plans or financing) which is proprietary to the Company or any affiliate of the Company or any client or customer of the Company. This Section 9.3 shall not apply to any such data, information, know-how or knowledge (a) which is publicly known or which hereafter becomes publicly known through no fault of Employee; or (b) the disclosure of which is legally compelled. Employee acknowledges that the Company intends any and all information referred to above to be proprietary unless a policy to the contrary is adopted by the Board.

Improvements and Inventions

Notification and Disclosure. Employee shall promptly notify the Company in writing of the existence and nature of, and shall promptly and fully disclose to the Company, any and all ideas, improvements and inventions, whether or not they are believed to be patentable (all of which are hereinafter sometimes referred to as “Inventions”), which Employee has conceived or first actually reduced to practice and/or may conceive or first actually reduce to practice during the period of Employee’s employment or which Employee may conceive or reduce to practice within one year after termination of employment, if such Inventions relate to a product or process upon which Employee worked during his last three years of employment by the Company. An Invention for which no equipment, supplies, facility or trade secret information of the Company was used and which was developed entirely on Employee’s own time, and which does not relate to the business of the Company or to the Company’s actual or demonstrably anticipated research or development, or which does not result from any work performed by Employee for the Company, is not considered to be the property of the Company.

Ownership of Inventions and Work Product. All such Inventions and all right, title, and interest of every kind and nature, whether now known or unknown, in and to any intellectual property, including, but not limited to, any computer software programs, trademarks, service marks, copyrights, films, scripts, ideas, creations and properties invented, created, written, developed, furnished, produced or disclosed by Employee in the course of rendering services to the Company under and pursuant to this Agreement (hereinafter “Work Product”) shall be the sole and exclusive property of the Company or its nominee, and during the term of his employment and thereafter, whenever requested to do so by the Company, Employee shall execute and assign any and all applications, assignments and other instruments which the Company shall deem necessary or convenient in order to apply for and obtain Letters Patent or Copyright Registration of the United States and/or of any foreign countries for such Inventions and/or Work Product in order to assign and convey to the Company or its nominee the sole and exclusive right, title and interest in and to such inventions, and Employee will render reasonable aid and assistance in any interference or litigation pertaining thereto, all expenses reasonably incurred by Employee at the request of the Company to be borne by the Company, provided such aid assistance does not unreasonably interfere with Employee’s then current employment. In this connection, as to work which requires Employee’s time after termination of his employment, Employee shall be entitled to compensation for the time requested by the Company at an hourly rate equal to the pro rata hourly rate at which Employee is being paid for a normal pay period immediately prior to the request for services. All Inventions and Work Product resulting from Employee’s employment by the Company shall be considered “work for hire” for purposes of the United States copyright laws.

Covenant Not to Compete

Employee hereby agrees that, during the Applicable Period, the Employee shall not, without the Company’s prior written consent (which may be withheld with or without reason), “engage or be interested, directly or indirectly” (as hereinafter defined), whether alone or together with or on behalf of or through any Person, whether as sole proprietor, partner, investor, stockholder or any type of principal whatever, or as agent, officer, director, employee, technical advisor (except as he is employed by the Company), lender, trustee, beneficiary or otherwise, in any phase of the Restricted Business (as hereinafter defined) with any “customer” in the states where the Company engages in its business in the United States or any other country in which the Company has conducted its Restricted Business at any time during the three-year period prior to the Change in Control (the “Reference Period).”

The term “Restricted Business” as used herein means any business any part of which consists of (a) manufacturing, sale or distribution of any product substantially similar to or otherwise competitive with a product manufactured, sold or distributed by any subsidiary, division or business unit of the Company during the Reference Period, and (b) any business of a kind in whole or in part similar to and competitive with that engaged in by the Company during the Reference Period.

The term “engage or be interested, directly or indirectly” as used herein shall include, without limitation, giving advice or technical or financial assistance by loan, guarantees, stock transactions or in any other manner or to any other Person doing or about to do such Restricted Business in the area covered by this Agreement; but shall not by itself include the ownership of less than 1% of the outstanding stock of a corporation the shares of which are publicly traded.

The duration of the foregoing covenant shall be extended beyond the time period set forth therein for a period equal to the duration of any breach or default of such covenant by Employee.

Notwithstanding the foregoing, upon request, which request shall not be unreasonably denied, Employee may enter the employment of another Person who was a customer of the Company during the Reference Period, provided that such customer is not engaged in the Restricted Business in a manner competitive with the Company, and provided that the position would not involve the design or construction of products which would be competitive to the products designed and manufactured by the Company.

Business Relationships. Employee hereby agrees that, during the Applicable Period, the Employee shall not, without prior written consent of the Company (which may be withheld with or without reason):

request, induce, advise or encourage any customer or supplier, or any other Person having business dealings with the Company, to the extent such business dealings are in connection with the Restricted Business, to withdraw, curtail or cancel such business dealings; or

hire as employee or independent contractor, or request, induce, advise or encourage a termination of employment by, any other employee of the Company, whether acting directly or indirectly and whether acting alone or together with or on behalf of or through any other Person.

Termination of Payments. In addition to any other remedies at law or in equity which the Company may have for breach by Employee of any covenant or agreement in this Section 9, the Company may terminate payment of the Severance Benefits under Section 3.

Equitable Relief. Employee agrees that the covenants and agreements set forth in this Section 9 relate to matters that are of a special, unique and extraordinary character which gives them a peculiar and special value, impossible of replacement, the breach of which the Company cannot reasonably or adequately be compensated in damages, and that any breach by Employee of any of Section 9 will cause the Company irreparable injury. Employee therefore expressly agrees that in addition to any and all other rights and remedies which the Company may have at law or in equity, the Company shall be entitled to injunctive and/or other equitable relief to present the continuing breach by Employee of any of the terms or provisions of this Section 9 or to otherwise secure the enforcement of any of the terms or provisions of this Section 9.

Miscellaneous

Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

If to the Company:

SI Technologies, Inc.

14192 Franklin Avenue

Tustin, CA 92780

Attn: Chairman of the Board; Chief Executive Officer

If to the Employee, to the last known address furnished to the Company by the Employee, or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

Waiver, Modification. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and such officer of the Company as may be specifically designated by the Board (but in no event may Employee act on behalf of the Company in connection with a modification of this Agreement). No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provision or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which is not set forth expressly in this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to such State’s conflict of law principles.

Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

Arbitration. Except as provided herein for injunctive relief, in the event of any dispute concerning or arising out of this Agreement, such dispute shall be submitted by the parties to arbitration. Arbitration proceedings may be commenced by either party giving the other party written notice thereof and proceeding thereafter in accordance with the rules and procedures of the American Arbitration Association. Any such arbitration shall take place before a single arbitrator in the city nearest the Employee’s last place of employment with the Company. Any such arbitration shall be governed by and subject to the applicable laws of the State of California (including the discovery provisions of California and the California Code of Civil Procedure), and the then prevailing rules of the American Arbitration Association. The arbitrator’s award in any such arbitration shall be final and binding, and a judgment upon such award may be enforced by any court of competent jurisdiction. Except as provided above and in the following sentence, one-half of the cost of arbitration shall be paid by each party, except that each party shall be liable for its own attorneys’ fees and other expenses incurred directly by it. However, the arbitrator may, in his or her discretion, award expenses and attorneys’ fees to the prevailing party as determined by the arbitrator.

Termination of Prior Agreements; No Double Benefits; Offset. The Employee and the Company hereby terminate any and all prior agreements providing for the payment of benefits in the event of any change in control (including but not limited to a Change in Control as defined herein), merger, liquidation or sale of substantially all of the assets of the Company. The Severance Benefits payable under Section 3 of this Agreement are in lieu of any and all other severance, covenant or similar payment or benefit under any agreement with or plan of the Company which would otherwise be payable as a result of termination of the Employee’s employment such that the Employee shall not be entitled to receive multiple payments as a result of the termination of the Employee’s employment with the Company, which termination would entitle the Employee to payments pursuant to this Agreement. If an Employee shall receive or be entitled to severance, covenant or other payments under some other agreement or plan as a result of the termination of the Employee’s employment and thereafter the Employee shall be entitled to a payment hereunder, the payments hereunder shall be reduced by such prior payments.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date and year first above written.

SI TECHNOLOGIES, INC.

By:
Name:
Title:

Employee